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                                                                    EXHIBIT 5.1


                 [LETTERHEAD OF MEITAR, LIQUORNIK, GEVA & CO.]



                               November 19, 2001


    Jacada Ltd.
    Droyanov House
    11 Galgalei Haplada Street
    Herzliya 46722 Israel


    Ladies and Gentlemen:

         We refer to the Registration Statement of Jacada Ltd., an Israeli company (the "Company") on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") relating to an additional 1,800,000 Ordinary Shares par value NIS 0.01 (the "Ordinary Shares") to be issued under the Company's 1999 Share Option Plan (the "1999 Plan"). Capitalized terms defined in the Registration Statement and used herein (but not otherwise defined herein) are used herein as so defined.

         As Israeli counsel to the Company, we have examined originals or copies (certified or otherwise identified to our satisfaction), of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied solely upon certificates or comparable documents of officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and the validity and binding effect thereof.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the all necessary corporate procedures by the Company have been duly taken to authorize the issuance of the Ordinary Shares pursuant to the 1999 Plan as contemplated by the Registration Statement and the Ordinary Shares being registered pursuant to the Registration Statement, when issued and paid for in full in accordance with the 1999 Plan will be validly issued, fully paid and nonassessable.


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Jacada Ltd.
November 19, 2001
Page 2


This opinion is subject to the following qualifications:

         This opinion is based on the facts existing on the date hereof and of which we are aware without making any special investigation.

         We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction including, without limitation, the laws of the State of New York and of the United States of America.

         We render no opinion in relation to any representation made or given in the Registration Statement.

         This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.


                                             Very truly yours,


                                             /s/ MEITAR, LIQUORNIK, GEVA & CO.